Exhibit 5

[WENDY’S INTERNATIONAL, INC. LETTERHEAD]

October 24, 2003

Board of Directors
Wendy’s International, Inc.
4288 West Dublin-Granville Rd.
Dublin, OH 43017

Ladies and Gentlemen:

     I am familiar with the proceedings taken and proposed to be taken by Wendy’s International, Inc., an Ohio corporation (the “Company”), in connection with the issuance by the Company of up to $10,000,000 in Deferred Compensation Obligations and up to 1,000,000 of its common shares, without par value (the “Common Shares”), pursuant to the Wendy’s International, Inc. Deferred Compensation Plan (the “Plan”).

     I have examined, among other things, the Registration Statement on Form S-8 (the “Registration Statement”) as proposed to be filed by the Company with the Securities and Exchange Commission for the registration of the issuance of such Deferred Compensation Obligations and Common Shares under the Securities Act of 1933, as amended, and such records and documents as I have deemed necessary in order to express the opinions hereinafter set forth.

     Based upon the foregoing, I am of the opinion that the Company is a duly incorporated and legally existing corporation under the laws of the State of Ohio. I am also of the opinion, based upon the foregoing and assuming compliance with applicable federal and state securities laws, that the Deferred Compensation Obligations will have been duly authorized and valid and binding obligations of the Company enforceable in accordance with the terms of the Plan, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general equity principles. I am also of the opinion that when the Common Shares to be issued by the Company pursuant to the Plan have been delivered by the Company as specified in the Plan, said Common Shares will be validly issued and outstanding, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to me under the caption “Interests of Named Experts and Counsel” in the Registration Statement.

Very truly yours,

WENDY’S INTERNATIONAL, INC.

/s/ Dana Klein Dana Klein Vice President & Assistant General Counsel

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